Exhibit 10.7

Trebia Acquisition Corp.
41 Madison Avenue

Suite 2020

New York, NY 10010

February 18, 2020

BGPT Trebia LP

41 Madison Avenue

Suite 2020

New York, NY 10010

RE:         Securities Subscription Agreement

Ladies and Gentlemen:

This agreement (this “Agreement”) is entered into on February 18, 2020 by and between, BGPT Trebia LP, a Cayman Islands exempted limited partnership (the “Bridgeport Sponsor,” the “Subscriber” or “you”), and Trebia Acquisition Corp., a Cayman Islands exempted company (the “Company”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to subscribe for and purchase 10,781,250 Class B ordinary shares, $0.0001 par value per share of the Company (the “Shares”), up to 1,406,250 of which are subject to surrender and cancellation by you if the underwriters of the initial public offering (“IPO”) of units (“Units”) of the Company do not fully exercise their over-allotment option (the “Over-allotment Option”).

WHEREAS, the Company plans to pursue an IPO of its Units and the Class A ordinary shares and warrants included in the Units;

WHEREAS, the Company will be initially owned by both the Bridgeport Sponsor and an affiliate of Trasimene Capital Management LLC that is a Cayman Islands exempted limited partnership (the “Trasimene Sponsor”);

WHEREAS, the Trasimene Sponsor has not been formed and registered as of the date of this Agreement;

WHEREAS, in order to facilitate the incorporation of the Company and the preparation of its audited financial statements needed for the proposed IPO, and as an accommodation to the Trasimene Sponsor, the Bridgeport Sponsor has agreed to subscribe for and purchase a portion of the Shares on behalf of the Trasimene Sponsor and to initially fund the entire subscription and purchase of the Shares under this Agreement;

WHEREAS, as soon as is reasonably practical after the formation and registration of the Trasimene Sponsor and its subsidiaries, and upon reimbursement by the Trasimene Sponsor to the Bridgeport Sponsor for the amount set forth on Schedule I hereto, the Bridgeport Sponsor will transfer the Shares set forth on Schedule I hereto which are allocable to the Trasimene Sponsor;

WHEREAS, at the time of and as a condition to such transfer, the Trasimene Sponsor agrees to execute a joinder agreement in substantially the form of Exhibit A attached hereto and thereafter the Trasimene Sponsor shall be deemed to be a Subscriber for all purposes hereunder as if it were a party on the date of this Agreement; and

WHEREAS, the Bridgeport Sponsor, and following the execution of the joinder agreement, the Trasimene Sponsor, intend to contribute the Shares to their respective subsidiaries that were formed, registered or incorporated for the purpose of holding the Shares.

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.              Purchase of Securities.

1.1.                            Subscription and Purchase of Shares. For the sum of $25,000 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby issues the Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases the Shares from the Company, 1,406,250 of which are subject to surrender and cancellation, on the terms and subject to the conditions set forth in this Agreement. All references in this Agreement to shares of the Company being surrendered and canceled shall take effect as surrenders and cancellations for no consideration of such shares as a matter of Cayman Islands law. The Subscriber hereby surrenders for no consideration the one Class B ordinary share transferred to it at the time of the incorporation of the Company.

2.              Representations, Warranties and Agreements.

2.1.                            Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1.                  No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2.                  No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the exempted limited partnership agreement of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3.                  Registration and Authority. The Subscriber is a Cayman Islands exempted limited partnership, validly existing and possessing all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement will be a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4.                  Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Subscriber’s investment in the Shares.

2.1.5.                  Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6.                  Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal and state law.

2.1.7.                  Investment Purposes. The Subscriber is subscribing for and purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person (other than with respect to the Shares attributable to the Trasimene Sponsor on the date of this Agreement), and not with a view towards the distribution or dissemination thereof. Neither the Subscriber, nor any of its officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any general advertisement in connection with the offer and sale of the Shares.

2.1.8.                  Restrictions on Transfer; Shell Company. Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Subscriber understands that the certificates representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9.                  No Governmental Consents. No governmental, administrative or other third party consents or approvals are required or necessary on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2.                            Company’s Representations, Warranties and Agreements. To induce the Subscriber to subscribe for and purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1.                  Incorporation and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.  Upon execution and delivery by the Company, this Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2.                  No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the memorandum and articles of association of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3.                  Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the Company’s register of members, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the Company’s register of members, the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may be subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4.                  No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any general advertisement in connection with the offer and sale of the Shares.

2.2.5.                  No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3.              Surrender and Cancellation of Shares.

3.1.                            Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the representative(s) of the underwriters of the Company’s IPO is not exercised in full, the Bridgeport Sponsor, and following the execution of the joinder agreement, the Trasimene Sponsor acknowledge and agree that they shall surrender for cancellation any and all rights to such number of Shares (up to an aggregate of 1,406,250 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such surrender, the Bridgeport Sponsor and the Trasimene Sponsor (and all other initial shareholders prior to the IPO, if any) will own an aggregate number of Shares (not including ordinary shares issuable upon exercise of any warrants or any ordinary shares subscribed for and purchased by the Bridgeport Sponsor and the Trasimene Sponsor in the Company’s IPO or in the aftermarket) equal to 20% of the issued and outstanding ordinary shares of the Company immediately following the IPO.

3.2.                            Termination of Rights as Shareholder. If any of the Shares are surrendered and cancelled in accordance with this Section 3, then after such time the Bridgeport

Sponsor, and following the execution of the joinder agreement, the Trasimene Sponsor (or successor in interest), shall no longer have any rights as holders of such Shares, and the Company shall take such action as is appropriate to cancel such Shares.

4.              Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares subscribed for and purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber subscribes for and purchases ordinary shares in the IPO or in the aftermarket, any additional Shares so subscribed for and purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any ordinary shares into funds held in the Trust Account upon the successful completion of an initial business combination.

5.              Restrictions on Transfer.

5.1.                            Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and between Subscriber and the Company, except with respect to (i) the Shares attributable to the Trasimene Sponsor as of the date of this Agreement and (ii) contributions of the Shares to controlled affiliates of the Subscriber and the Trasimene Sponsor, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2.                            Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.3.                            Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.

5.4.                            Registration Rights. Subscriber acknowledges that the Shares are being subscribed for and purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a Registration and Shareholder Rights Agreement to be entered into with the Company prior to the closing of the IPO.

6.              Other Agreements.

6.1.                            Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2.                            Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3.                            Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between Subscriber and the Company, substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4.                            Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5.                            Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6.                            Assignment. Except with respect to transfers of the Shares to a controlled affiliate of the Subscriber and the Trasimene Sponsor, the rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7.                            Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8.                            Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9.                            Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10.                     No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11.                     Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12.                     No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13.                     Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14.                     Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15.                     Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16.                     Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.              Voting and Tender of Shares. Subscriber agrees with the Company to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption with respect to such Shares. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

TREBIA ACQUISITION CORP.

By:	/s/ Frank Martire, III
Name: Frank Martire, III
Title: Director

Accepted and agreed as of the date first written above.

BGPT TREBIA LP

By: Bridgeport Partners GP LLC, its general partner

By:	/s/ Frank Martire, III
Name: Frank Martire, III
Title: Sole Member

SCHEDULE I

Number of Class B Ordinary Shares Transferred from the Bridgeport Sponsor to the Trasimene Sponsor	Amount Reimbursed to the Bridgeport Sponsor
6,199,219	$14,375

EXHIBIT A

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Securities Subscription Agreement dated as of February 18, 2020 (as the same may hereafter be amended, the “Agreement”), by and between BGPT Trebia LP, a Cayman Islands exempted limited partnership, and Trebia Acquisition Corp., a Cayman Islands exempted company (the “Company”). Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Agreement.

By executing and delivering this Joinder to the Company, BGPT Trebia LP does hereby transfer to an affiliate of Trasimene Capital Management LLC that is a Cayman Islands exempted limited partnership (the “Trasimene Sponsor”) 6,199,219 Class B ordinary shares, $0.0001 par value per share standing in its name in the Company to hold the same unto Trasimene Sponsor.

By executing and delivering this Joinder to the Company, Trasimene Sponsor hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement as a Subscriber in the same manner as if Trasimene Sponsor were an original signatory to the Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the 15th day of April, 2020.

TREBIA ACQUISITION CORP.

By:	/s/ Frank Martire, III
Name:	Frank Martire, III
Title:	Director

BGPT TREBIA LP

By: Bridgeport Partners GP LLC, its general partner

By:	/s/ Frank Martire, III

Name: Frank Martire, III

Title: Sole Member

TRASIMENE TREBIA, LP

By: Trasimene Trebia, LLC, its general partner

By:	/s/ William P. Foley, II

Name: William P. Foley, II

Title: Sole Manager